UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54226	59-3649554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Guilbeau Road Lafayette, Louisiana	70506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, ARC Group, Inc. (the “Company”) entered into the First Amendment to Employment Agreement (the “Amendment”) with Richard W. Akam (“Mr. Akam”) for the purpose of amending that certain Employment Agreement, dated January 22, 2013, by and between the Company and Mr. Akam (the “Employment Agreement”).

Under the terms of the Amendment, the parties confirmed the appointment of Mr. Akam as the Company’s Chief Operating Officer on January 22, 2013 and as the Company’s Chief Executive Officer on July 31, 2013, clarified that Mr. Akam’s monthly base salary after the initial term of the Employment Agreement may be adjusted from time to time by the Company with Mr. Akam’s consent, removed the provision relating to the grant of shares of the Company’s common stock to Mr. Akam on January 1st of each year effective December 31, 2016, and clarified that the criteria for Mr. Akam’s annual bonuses shall be identified and agreed upon by the Company and Mr. Akam by the end of the 1st quarter of each fiscal year.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Employment Agreement, dated January 31, 2017, by and between the Company and Richard W. Akam

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: February 6, 2017	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated January 31, 2017, by and between the Company and Richard W. Akam